Exhibit 10.18

LOAN AGREEMENT

THIS LOAN AGREEMENT is made and entered into as of the 21 day of March 2011, by and between WILDCAT MINING CORPORATION, a Nevada corporation, and its successors and assigns ("Borrower") and ANTHONY GARAVUSO, LUIGI and TOMASINA PANICOLA, joint tenants with right of survivorship, and SOTIRIOS AND SZILVIA DARABUKAS, joint tenants with right of survivorship, (collectively, "Lenders").

R E C I T A L S:

WHEREAS, Lenders have agreed, on the terms and subject to the conditions hereinafter set forth, to lend Borrower the aggregate principal amount of One Hundred Twenty Thousand and No/100 Dollars ($120,000.00) (the "Loans");

WHEREAS, Borrower desires to receive the Loans from Lenders; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITION OF TERMS

Section 1.01                      Definitions.  Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings as follows:

"Agreement" shall mean this Loan Agreement and all modifications, alterations, amendments and supplements hereto made in accordance with the provisions hereof.

"Default Rate" shall mean the lesser of:  (a) 18% per annum; or (b) the highest applicable lawful rate.

"Maturity Date" shall mean November 30, 2011.

"Interest Rate" shall mean 12% per annum.

"Loan Documents" shall mean this Agreement, the Note, the Deed of Trust and any other instruments or documents delivered pursuant to this Agreement to secure, to evidence or otherwise related to the Loan.

"Deed of Trust" shall mean that certain Deed of Trust executed by Borrower in favor of Lenders of even date herewith, and all amendments and modifications thereto, in the form attached as Exhibit B.

"Notes" shall mean the three subordinated secured promissory notes executed by Borrower in favor of Lenders of even date herewith in the aggregate principal amount of the Loans, and all amendments and modifications thereto, in the form attached as Exhibit A.

"Obligations" shall mean: (a) the due and punctual payment in full of the aggregate principal amount of the Notes, and the interest thereon, when due and payable, according to the terms of this Agreement and the Notes, whether at stated maturity, by reason of acceleration or otherwise; and (b) the due and punctual payment in full of all other indebtedness, sums and charges which may at any time be due and payable in accordance with, or under the terms of, this Agreement and the Notes, whether at stated maturity, by reason of acceleration or otherwise.

"Person" or "person" means any individual, firm, corporation, trust or other organization or association or other enterprise or any governmental or political subdivision, agency, department or instrumentality thereof.

"Property" shall mean, collectively, that certain lode mining claims to which Borrower holds fee simple title to, more particularly described in the Deed of Trust, together with all tenements and appurtenances relating thereto or associated therewith, and all improvements, buildings and fixtures, if any, situated thereon.

Section 1.02                      Interpretation.  Unless the context clearly requires otherwise, words of masculine gender shall be construed to include correlative words of the feminine and neuter genders and vice versa, and words of the singular number shall be construed to include correlative words of the plural number and vice versa.  This Agreement and all the terms and provisions hereof (a) shall not be construed strictly in favor of or against either party hereto; and (b) shall be construed to effectuate the purpose set forth herein and to sustain the validity hereof.

ARTICLE 2
REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS OF THE PARTIES

Section 2.01                      Representations and Warranties of Borrower.  Borrower represents and warrants to Lenders as follows:

(a)           Existence.  Borrower is a corporation organized in the State of Nevada, with full power to enter into the Loan Documents to perform its obligations thereunder and to issue and deliver the Notes and the Deed of Trust to Lender.  The making, execution and performance of the Loan Documents on the part of Borrower and the issuance and delivery of the Notes and the Deed of Trust have been duly authorized by all necessary action on the part of Borrower and will not violate or conflict with any agreement, indenture or other instrument by which Borrower or any of its material properties is bound.

(b)           Validity, Etc. The Loan Documents are or will be valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except to the extent that enforceability may be subject to valid bankruptcy, insolvency, financial emergency, reorganization, moratorium or similar laws relating to or from time to time affecting the enforcement of creditors' rights and except to the extent that the availability of certain remedies may be precluded by general principles of equity.

(c)           Authority.  There are no provisions of Borrower's articles of incorporation and/or bylaws nor are there any provisions of any existing contract, lease or agreement binding on Borrower or affecting it which would conflict with or in any way prevent the execution, delivery, enforcement, or carrying out the terms of the Loan Documents or otherwise materially impact the business of Borrower as it is now being operated and presently contemplated to be developed and operated.

(d)           Licenses.  Borrower is in the process of obtaining all licenses, permits, franchises, consents and approvals necessary or desirable for Borrower to operate its business as currently contemplated (collectively, the "Permits").  There is no assurance that Borrower will obtain the Permits.

Section 2.02                      Representations and Warranties of Lenders.  Lenders represent and warrant to Borrower as follows:

(a)           Lenders have full authority to enter into, deliver and perform this Agreement and to consummate the transactions contemplated herein.

(b)           Validity, Etc.  This Agreement has been duly executed and delivered by the Lenders, and this Agreement constitutes the legal, valid and binding obligation of the Lenders enforceable against the Lenders in accordance with its terms, except as the enforceability thereof may be limited by the effect of the applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(c)           Authority.  The execution, delivery and performance of this Agreement by the Lenders and the consummation of the transactions contemplated herein, do not and will not (i) require the Lenders to obtain any consent, approval, authorization or order of, or to make any filing, registration or qualification with, any court, governmental authority or third Person; or (ii) conflict with or result in the violation of, or default under, any provision of any mortgage, indenture, lease, agreement or other instrument, judgment, order or permit to which the Lenders are a party or by which he or his properties are bound.

ARTICLE 3
THE LOANS; THE NOTES

Section 3.01                      The Loans.  On the date of this Agreement, Lenders shall make available to Borrower the Loans.  The proceeds of the Loans shall be used by Borrower solely for working capital purposes.

Section 3.02                      The Notes.  The obligation of Borrower to repay the Loans shall be evidenced by the Notes.  The Notes shall have such variations, omissions and insertions as may be necessary, desirable and authorized or permitted by this Agreement.  The general terms of the Notes shall be as follows:

(a)           Amount of Notes.  The aggregate principal balance of the Notes shall be One Hundred Twenty Thousand and No/100 Dollars ($120,000.00) ("Principal Balance").

(b)           Interest.  The Notes shall bear interest at the Interest Rate.  Interest on the Notes shall be calculated on the basis of the actual number of days elapsed over an assumed year consisting of 365 days.

(c)           Maturity Date.  The entire aggregate principal amount of the Loans, plus all accrued and unpaid interest, shall be due and payable on the Maturity Date.

(d)           Prepayments.  The Notes may be prepaid by Borrower, in full or in part, at anytime prior to the Maturity Date without penalty.

Section 3.03                      Allocation of Payment Obligations.  Notwithstanding any provision of any of the Loan Documents to the contrary, the Loans shall rank pari passu (based upon the principal amount of the Loans outstanding) and all amounts due under the Loans shall be repaid or prepaid on a pro rata basis based upon the principal amount of each Loan then outstanding.

Section 3.04                      Security for the Obligations.  As security for the due performance and payment of the Loans and the Obligations, the Loans shall be secured by the Property, evidenced by the Deed of Trust.

ARTICLE 4
ADDITIONAL COVENANTS OF BORROWER

Section 4.01                      Performance of Covenants.  Borrower covenants that it will perform faithfully at all times its covenants, undertakings and agreements contained in the Loan Documents or in any proceedings of Borrower relating to the Loans.

Section 4.02                      Payment of Note.  Borrower covenants that it will promptly pay the principal of and interest on the Notes at the place, on the date and in the manner provided herein and in the Notes, in accordance with the terms thereof.

ARTICLE 5
EVENTS OF DEFAULT AND REMEDIES

Section 5.01                      Events of Default.  Each of the following is hereby declared an "Event of Default:"

(a)           payment of the Principal Balance shall not be made when the same shall become due and payable;

(b)           Borrower shall default in the due and punctual performance of any other of the covenants, conditions, agreements and provisions contained in the Loan Documents and such default shall continue for 30 days after written notice shall have been given to Borrower by Lenders specifying such default and requiring the same to be remedied; provided, however, that if, in the reasonable judgment of Lenders, Borrower shall proceed to take such curative action which, if begun and prosecuted with due diligence, cannot be completed within a period of 30 days, then such period shall be increased to such extent as shall be necessary to enable Borrower to diligently complete such curative action; or

(c)           any representation, covenant or warranty of Borrower contained in the Loan Documents or in any certificate or other closing document executed and delivered by Borrower in connection with the closing of the Loans shall prove to have been untrue or misleading in any material respect; or

Section 5.02                      Exercise of Remedies.  Upon the occurrence and during the continuance of an Event of Default, Lenders may declare the Principal Balance (if not then due and payable) to be immediately due and payable, and upon such declaration, the same shall be immediately due and payable.  Upon the occurrence and during the continuance of an Event of Default, Lenders may proceed to protect and enforce its rights as a secured party under all applicable law or under the Loan Documents by such suits, actions or special proceedings in equity or at law, either for the specific performance of any covenant or agreement contained herein or in aid or execution of any power herein granted or for the enforcement of any proper legal or equitable remedy, as Lenders shall deem most effective to protect and enforce such rights.  Lenders shall have all rights, powers and remedies available under the terms of the Loan Documents and all applicable law.

Section 5.03                      Limitation on Exercise of Remedies.  No Notwithstanding any provision in this Agreement or any of the other Loan Documents to the contrary, without the prior written consent of all Lenders, none of the Lenders shall exercise any remedy such Lender may have under any of the Loan Documents or otherwise or take any action in connection with the Obligations, including, without limitation, any administrative, legal or equitable action, to enforce any of such Lender's rights against the Borrower or any collateral, including the Property. The foregoing restriction shall not prohibit or otherwise restrict any Lender from taking any action to enforce his rights under this Agreement to receive such Lender's pro rata share of any repayment or prepayment that is made in respect of the Obligations or any other right granted to such Lender on an individual basis.

ARTICLE 6
MISCELLANEOUS PROVISIONS

Section 6.01                      Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, Borrower, its successors and assigns, and the respective Lenders and their assigns and heirs.

Section 6.02                      Term of Agreement.  This Agreement shall be in full force and effect from the date hereof until the Principal Balance and all other sums payable to Lenders hereunder have been paid in full.

Section 6.03                      Amendments and Supplements.  This Agreement may be amended or supplemented from time to time only by a writing duly executed by Borrower and all Lenders.

Section 6.04                      Notices.  All notices, requests, demands, claims, certificates and other communications hereunder shall be in writing and sufficiently given and shall be deemed given when hand delivered; delivered by certified or registered mail (first class postage pre-paid) or overnight delivery to the appropriate party at the addresses of the parties listed below:

(a) As to Borrower:	Wildcat Mining Corporation
655 Skyway Road, Ste 235 San Carlos, CA 94070
Attention: Roger Tichenor, President

(b) As to Lenders:	Anthony Garavuso
33-26 28th Street Astoria, NY 11106

Luigi and Tomasina Panicola
59-38 71st Street Maspeth, NY 11378

Sotirios and Szilvia Darabukas 19-52 80th Street East Elmhurst, NY 11370

Any of the above parties may, by notice in writing given to the others, designate new or different addresses, facsimile numbers or email addresses to which communications shall be sent.

Section 6.05                      Benefits Exclusive.  Except as herein otherwise expressly provided, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than Borrower and Lenders, any right, remedy or claim, legal or equitable, under or by reason of this Agreement or any provision hereof, this Agreement and all its provisions being for the sole and exclusive benefit of Borrower and Lenders.

Section 6.06                      Severability.  In case any one or more of the provisions of this Agreement, any amendment or supplement hereto or of the Notes shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement, any amendment or supplement hereto or the Notes, but this Agreement, any amendment or supplement hereto and the Notes shall be construed and enforced at the time as if such illegal or invalid provisions had not been contained therein, nor shall such illegality or invalidity affect any legal and valid application thereof from time to time.

Section 6.07                      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same instrument.  A facsimile transmission or e-mail delivery of a ".pdf" format data file shall be given the same legal force and effect as original signatures.

Section 6.08                      Governing Law.  This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State of Colorado.

Section 6.09                      Entire Agreement.  This Agreement constitutes the full understanding between the parties hereto with respect to the subject matter hereof, and no statements, written or oral, made prior to or at the signing hereof shall vary or modify the terms hereof.

Section 6.10                      Titles and Headings.  The titles and headings of the Articles and Sections of this Agreement, which have been inserted for convenience of reference only and are not to be considered a part hereof, shall not in any way modify or restrict any of the terms and provisions hereof, and shall not be considered or given any effect in construing this Agreement or any provision hereof or in ascertaining intent, if any question of intent should arise.

Section 6.11                      ADVICE OF COUNSEL.  EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY WITH RESPECT TO THE TRANSACTION GOVERNED BY THIS AGREEMENT.

Section 6.12                      WAIVER OF JURY TRIAL.  LENDERS AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  LENDERS ACKNOWLEDGE THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO BORROWER ACCEPTING CREDIT FROM LENDERS, THAT BORROWER WOULD NOT HAVE ACCEPTED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT EACH LENDER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the date first set forth herein.

BORROWER: WILDCAT MINING CORPORATION, a Nevada corporation
By: /s/ Roger Tichenor
Roger Tichenor
President

LENDERS:

/s/ Anthony Garavuso
Anthony Garavuso

/s/ Luigi Panicola
Luigi Panicola

/s/ Tomasina Panicola
Tomasina Panicola

/s/ Sotirios Darabuka
Sotirios Darabukas

/s/ Szilvia Darabukas
Szilvia Darabukas

EXHIBIT A

SUBORDINATED SECURED PROMISSORY NOTE

[SEE ATTACHED]

EXHIBIT B

DEED OF TRUST

[SEE ATTACHED]